Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement of Financial Security Assurance Holdings Ltd. on Form S-3, relating to the shelf registration of $230,000,000 of debt securities, common stock and stock purchase contracts, of:

      1. Our report dated January 26, 1998 on our audits of the consolidated balance sheets of Financial Security Assurance Holdings Ltd. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in the Annual Report on Form 10-K of Financial Security Assurance Holdings Ltd. for the fiscal year ended December 31, 1997;

      2. Our report dated January 26, 1998 on our audits of the financial statement schedule of Financial Security Assurance Holdings Ltd., which report is included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

      3. Our report dated January 26, 1998 on our audits of the consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, which report is included as Exhibit 99 to the Annual Report on Form 10-K of Financial Security Assurance Holdings Ltd. for the fiscal year ended December 31, 1997.

      We also consent to the reference to our Firm under the caption "Experts".

                                       /s/ PricewaterhouseCoopers LLP

March 10, 1999